SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.



                             FORM 8-K

                         CURRENT REPORT

                  Securities Exchange Act of 1934




Date of Report (date of earliest event reported): April 2,
1997



Computervision Corporation
(Exact name of registrant as specified in charter)


     Delaware           1-7760/0-20290      04-2491912
----------------        --------------     --------------
(State or other          (Commission       IRS Employer
jurisdiction              File Numbers)    Identification
of incorporation)                          Number)


100 Crosby Drive, Bedford, MA  01730
(Address of principal executive offices)


(617) 275-1800
(Registrant's telephone number, including area code)



(Former name or former address, if changed since last report)

Item 5.  Other Events
---------------------

     On April 2, 1997, Computervision Corporation issued a press release reporting on its preliminary financial results for the first quarter of 1997 (see attached press release).

     On April 2, 1997, Computervision Corporation also issued a press release announcing the election of James B.
Rubin, Senior Managing Director of M.D. Sass Investors
Services, Inc., a 17% shareholder of the Company, as a member of its Board of Directors (see attached press release).

Item 7.  Financial Statements and Exhibits
------------------------------------------

(a)  Financial Statements of business acquired:

         Not applicable

(b)  Pro Forma financial information

         Not applicable

(c)  Exhibits:

         (99) (a) Press Release dated April 2, 1997

         (99) (b) Press Release dated April 2, 1997

                            SIGNATURES



     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                               Computervision Corporation
                               (Registrant)


                               By /S/ Anthony N. Fiore, Jr.
                                 Anthony N. Fiore, Jr.
                                 Vice President, Business
                                 Operations and General
Counsel

                               Date:  April 8, 1997

                        EXHIBIT INDEX
                        -------------

Exhibit No.                                     Page. No.
---------------------------------------------------------

(99) (a) Press Release dated April 2, 1997        6-7

(99) (b) Press Release dated April 2, 1997        8-9

For Further Information

Investor Contact:                 Media Contact:
Kathryn Cadigan                   Paula Slotkin
Director, Investor Relations      Director, Public Relations
(617) 275-1800, ext. 1871         (617) 275-1800, ext. 1838



FOR IMMEDIATE RELEASE

              COMPUTERVISION ANNOUNCES PRELIMINARY
                     FIRST QUARTER RESULTS

BEDFORD, Mass., April 2, 1997 -- Computervision Corporation (NYSE:CVN) today announced that its operating losses will be substantially larger than expected for the first quarter ended March 31, 1997. The increase in operating losses relates to an approximately $20 million shortfall in software license revenue. The Company noted that it did not close between ten to fifteen orders before the end of the first quarter which resulted in the shortfall and highlighted the Company's continuing dependence on closing contracts in the final days of a quarter. These orders are still in process and have not been lost to competition. While the Company believes it will be able to close these deals in upcoming quarters, no assurances can be given that it will be able to do so. The Company also announced that due to the loss it will not meet certain financial covenants contained in its credit facility, under which there are no existing borrowings. It is the Company's expectation that this issue will be satisfactorily resolved.

Kathleen A. Cote, president and CEO of Computervision stated, "While we are confident about the prospects for our business, it is clear that we pursue large contracts with long sales cycles and therefore have difficulty in predicting our results on a quarter to quarter basis. With the introduction of products like the recently announced EPD.Connect(TM), which expand our family of Electronic Product Definition(TM)(EPD(TM)) products, we are striving for more predictability over time. In addition to our commitment to deliver leading software solutions to our existing and prospective customer base, we will continue to also focus vigorously on our goal of achieving improved cost structures in the first half of 1997 as we transition the Company toward sustainable growth and increased shareholder value."

Computervision will report final results for the first quarter in its regularly scheduled earnings announcement on April 24, 1997.

This press release contains "forward-looking" statements under the federal securities laws. The Company notes that the actual results could differ materially from those projected, including: reliance on significant contracts from large customers that make quarterly revenue and earnings difficult to predict and the risks associated with new product introduction and technology development by the Company. The Company's ability to resolve its issues with its credit facility depends upon the Company's ability to provide its banks with an appropriate plan and its ability to have sufficient assets and receivables for a satisfactory borrowing base. The Company refers the reader to its filings with the Securities and Exchange Commission for other risks and uncertainties.

Computervision Background
-------------------------
Computervision Corporation (NYSE:CVN) is the leading international supplier of Electronic Product Definition
(EPD) solutions. EPD is Computervision's product and process response to the customer need to concurrently create, manage, share and reuse electronic product information in a collaborative environment throughout a product's life cycle and across a distributed value chain. For more than 26 years, the company's product development software solutions have helped manufacturers improve product quality and reduce time to market. Computervision is headquartered in Bedford, Massachusetts.

Computervision, and the Computervision logo are registered trademarks of Computervision Corporation. Electronic
Product Definition, EPD, and EPD.Connect are trademarks of Computervision Corporation. All other trademarks are trademarks of their respective owners.

A copy of this release plus financial, product and other company information is available via fax by dialing 1-800-546-4616. Any questions concerning the service should be directed to Investor Relations at Computervision Corporation at 617/275-1800. For more information on Computervision, please call (617) 275-1800 or visit the Computervision web site at http://www.cv.com.

For Further Information

Investor Contact:                 Media Contact:
Kathryn Cadigan                   Paula Slotkin
Director, Investor Relations      Director, Public Relations
(617) 275-1800, ext. 1871         (617) 275-1800, ext. 1838



FOR IMMEDIATE RELEASE

               Computervision Names James B. Rubin
                   to its Board of Directors

BEDFORD, Mass., April 2, 1997 -- Computervision Corporation (NYSE:CVN) announced today the election of James B. Rubin, Senior Managing Director of M.D. Sass Investors Services, Inc., as a member of its Board of Directors. Chief Executive Officer Kathleen A. Cote said, "We are very pleased to have an individual of Jim Rubin's experience and stature join our Board. As our largest shareholder and an institutional money manager with diverse, long-term capital markets experience, Jim brings an important dynamic to our board; a proven, long-term record of supporting management to maximize shareholder value."

Mr. Rubin noted, "While Computervision has done very well to revolutionize its products, business model and balance sheet, it continues to have an equity market value which trades at a heavily discounted level. Given the strategic repositioning and operating performance the Company has successfully accomplished over the last few years, it is clear that shareholder value enhancement is now a priority of the highest order. My goal is to help the Company change this as quickly and dramatically as possible."

Mr. Rubin is replacing Jon Strauss who resigned from the Board. Mr. Strauss has recently relocated to the West Coast to become President of Harvey Mudd College, Claremont, CA.

Computervision Background
-------------------------
Computervision Corporation (NYSE:CVN) is the leading international supplier of Electronic Product Definition
(EPD) solutions. EPD is Computervision's product and process response to the customer need to concurrently create, manage, share and reuse electronic product information in a collaborative environment throughout a product's life cycle and across a distributed value chain. For more than 26 years, the company's product development software solutions have helped manufacturers improve product quality and reduce time to market. Computervision is headquartered in Bedford, Massachusetts.

Computervision, and the Computervision logo are registered trademarks of Computervision Corporation. Electronic
Product Definition, EPD, and EPD.Connect are trademarks of Computervision Corporation. All other trademarks are trademarks of their respective owners.

A copy of this release plus financial, product and other company information is available via fax by dialing 1-800-546-4616. Any questions concerning the service should be directed to Investor Relations at Computervision Corporation at 617/275-1800. For more information on Computervision, please call (617) 275-1800 or visit the Computervision web site at http://www.cv.com.


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